SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 1, 2007

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 1, 2007, the Compensation Committee of the Board of Directors of Evolving Systems, Inc. (the “Company”) approved the 2007 Compensation Plans for Executive Officers and the Board of Directors (collectively, the “Compensation Plans”).

2007 Compensation Plans for Executive Officers:   Each of the Executive Officers is eligible to receive annual base salary and incentive compensation as a percentage of his or her base salary, as follows:

Name of Executive Officer	Position	2007 Annual Base Salary	Potential Incentive Compensation as a Percentage of Base Salary
Stephen K. Gartside, Jr.(1)	CEO (see Item 5.02 below)	$280,500	75%
Thaddeus Dupper (2)	President & Acting Executive Vice President of Worldwide Sales (see Item 5.02 below)	$260,000	100%
Brian R. Ervine (3)	Executive Vice President, Chief Financial Officer and Chief Administrative Officer	$260,000	60%
Anita T. Moseley (4)	Sr. Vice President & General Counsel	$239,200	50%
Stuart Cochran (5)	Vice President of Activation and Mediation	$235,472	50%

(1) Mr. Gartside’s Base Salary and Incentive Compensation did not change from the prior year and will remain at this level until Mr. Gartside completes the transition of his CEO responsibilities to Mr. Dupper, anticipated during the first quarter of 2007.  See Item 5.02 below.

(2) Mr. Dupper’s Base Salary was increased by approximately 13% over the prior year’s Base Salary in connection with his promotion to President (See Item 5.02 below).  In addition, his Incentive Compensation, as a percentage of Base Salary, was increased from 60% to 100%.  Effective January 1, 2007, he is no longer eligible to receive commissions which he received as the Executive Vice President of Sales.

(3)  Mr. Ervine’s Base Salary was increased approximately 2% over his prior year’s Base Salary.

(4) Ms. Moseley’s Base Salary was increased approximately 2% over her prior year’s Base Salary

(6) Mr. Cochran’s Base Salary was increased approximately 2% over his prior year’s Base Salary and his Incentive Compensation, as a percentage of Base Salary, was increased from 40% to 50%. Mr. Cochran’s Base Salary is expressed in U.S. Dollars, based upon a currency exchange rate of 1.00 GBP = 1.959 USD.  This amount is subject to currency fluctuations as Mr. Cochran resides in the United Kingdom and his salary is payable in the local currency.

Quarterly and annual Incentive Compensation will only be paid if the Company is compliant with all of its banking covenants at the end of the applicable period.  It is payable in five (5) increments, based upon the Company’s achievement of quarterly and annual revenue targets (collectively “Incentive Targets”) established by the Board of Directors.  Provided the Company is compliant with all of its banking covenants at the end of the applicable quarter, or, in the case of the annual Incentive Compensation payment, on December 31, 2007, twenty-five percent (25%) of every dollar of revenue over the Incentive Targets will be allocated to an Incentive Compensation fund for eligible employees. Generally, employees of the Company and its subsidiaries (excluding Evolving Systems Networks India PVT LTD) are eligible to participate in the Incentive Compensation Plan if they do not participate in a group incentive plan or receive commissions; Incentive Compensation is a percentage of the employee’s base salary, and for non-executive officers ranges from 4% to 40% of base salary.  In the event the Company exceeds quarterly and/or annual Incentive Targets, additional Incentive Compensation may be paid, but cannot exceed 150% of an employee’s potential Incentive Compensation.

Each executive officer enters into an annual compensation agreement with the Company, in substantially the form attached as Exhibit 10.1.

2007 Compensation Plan for the Board of Directors

The Compensation Committee simplified the compensation arrangement for the Board of Directors which previously was based upon a combination of an annual retainer, meeting fees and committee fees, and approved the following compensation plan for the Board of Directors:

Each Director (other than Mr. Gartside who is an Executive Officer of the Company) will receive an annual retainer fee of $20,000.  The Chairman of the Audit Committee will receive an additional annual retainer of $5,000. Compensation is payable in equal quarterly increments.

Item 5.02               Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On  January 2, 2007, the Company issued a press release announcing that effective January 1, 2007, Stephen K. Gartside, Jr., President and CEO, resigned his position as President and the Board of Directors appointed Thaddeus Dupper as President.  Mr. Dupper, who previously held the position of Executive Vice President of Worldwide Sales, will continue to serve in that capacity until his replacement is hired.

The full text of Evolving Systems’ press release is filed herewith as Exhibit 99.1.

Mr. Dupper, 49, joined the Company in February 2004 as Vice President of Sales and Business Development. In January 2005 he was promoted to Executive Vice President of Worldwide Sales & Marketing. Before joining Evolving Systems, Mr. Dupper was Vice President of Sales and Marketing from October 2002 until February 2004 with Expand Beyond, a wireless software company. Prior to that, Mr. Dupper was Vice President of International Sales for Terabeam, from June 2000 until September 2002. He served as Senior Vice President of Valued-Added Products and Professional Services at Dun & Bradstreet from January 1998 until May of 2000. Mr. Dupper was an early member of the Teradata management team where he held a variety of sales and sales management positions from 1985 until 1997. Mr. Dupper began his career at Amdahl Corporation as a systems engineer from 1979 until 1985. Mr. Dupper received a Bachelor of Science degree in Computer Information Systems from Manhattan College.

The Company anticipates that Mr. Gartside will transition his responsibilities as CEO to Mr. Dupper during the first quarter of 2007 and that Mr. Dupper will assume the position of CEO on April 1, 2007.  Mr. Gartside plans to remain on the Board of Directors and assume the position of Chairman of the Board, currently being held by George A. Hallenbeck.  Mr. Hallenbeck plans to remain a member of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2007

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form 2007 Compensation Plan for Evolving Systems’ Executive Officers
99.1	Press Release Issued by Evolving Systems, Inc. (“Evolving Systems”) announcing changes in its Executive Officers. The full text of Evolving Systems’ press release, is filed herewith as Exhibit 99.1.